Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick, SVP Corporate Secretary (631) 537-1000, ext. 7263

BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER AND YEAR END 2005 RESULTS

(Bridgehampton, NY - January 24, 2006) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company of The Bridgehampton National Bank (the “Bank”), announced the results of operations for the year ended December 31, 2005. The Company posted net income of $9,623,000, a decrease of 7.3% from net income of $10,377,000 for 2004. Diluted earnings per share decreased 6.7% to $1.53 per share from $1.64 per share for the prior year.

Earnings for the quarter ended December 31, 2005 increased to $2,574,000, or $0.41 per diluted share, up 1.1% and 2.5% respectively over the same period last year.

Thomas J. Tobin, President and Chief Executive Officer commented on the Company’s year-end and fourth quarter results, “We are proud of our accomplishments and our management of significant challenges to produce returns on average equity of 20.15% and average assets of 1.76%. Highlights of our year include: balance sheet management to support stabilization of the net interest margin despite the continued flat yield curve; demand deposit growth of 20.2%; maintenance of superior credit quality irrespective of competitive pressures; continued success of Bridge Abstract, the Bank’s title insurance abstract subsidiary; the opening of our Westhampton Beach branch; and effective capital management.

Mr. Tobin elaborated, “We continued our efforts throughout the year to selectively grow deposits, letting the more volatile and expensive deposits run off the balance sheet. Although total deposits decreased 0.3% at year-end 2005 from the same date the prior year, demand deposits increased $32,060,000 year over year, bringing demand deposits as a percentage of total deposits to 40.7%. As anticipated, total assets at year-end 2005 decreased slightly from the prior year-end to $533,444,000, with total loan growth of 2.1% year over year. Without a doubt, the flat yield curve caused unrelenting pressure on our net interest margin, however net interest income remained fairly constant decreasing only 0.7% year over year.

“Going into 2006, we remain realistic yet positive. Although profit growth pressure continues, we are fortunate to be able to expand into high growth markets. Entrance into the Westhampton Beach marketplace in December 2005 brings our footprint further west, supporting deposit and loan growth as well as our strategy to expand into communities that fit our business niche. Construction is underway for an upgraded facility in Southampton, and we are actively pursuing opportunities in additional markets.”

Mr. Tobin commented further, “We recently redeployed an expanded team of lenders to foster loan growth going forward. Notwithstanding intense competition for commercial and consumer credits in our market, we maintained strong credit quality while growing total loans $6,130,000 for the year ended December 31, 2005 over December 31, 2004. We continue to carefully monitor our portfolio as well as real estate trends on eastern Long Island. The loan loss reserve remains healthy relative to existing nonperforming assets, and the provision for loan loss for 2005 was consistent with the provision in 2004.

“Bridge Abstract has provided an important non-interest revenue stream to the Bank. We continue to build on its success, and have focused on broadening its client base, to protect this revenue stream in the event of a softening of the local real estate market.

“The Company’s strong capital position exceeds regulatory requirements and is sufficient to support opportunities for future growth. Dividends declared in 2005 of $0.91 per share increased 26.4% over the prior year. Also we were pleased to be able to repurchase 75,926 shares of Company stock in 2005.

“The fixed cost of regulations remains high for community banks. As a Company, we recognize the benefits of increased risk management. At the same time, we continue to look for opportunities to improve customer service and efficiency while adhering to high standards.

“Looking forward,” Mr. Tobin concluded, “Our focus remains on disciplined balance sheet and net interest margin management, maintenance of our strong credit culture, operational efficiency, and optimizing opportunities for near term and future growth. Our competitive strengths include our people, our commitment to service, and our local knowledge and orientation. We are pleased to report that the Board is currently seeking to fill the Chief Operating Officer position. We are confident in our strength as a high performing financial institution and that our focus on our core strengths will be reflected in long term growth and value to our shareholders.”

The Annual Meeting of Bridge Bancorp, Inc. shareholders will be held on Friday, April 28, 2006 at 11:00 a.m., in the Community Room, Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, NY.

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold, and Westhampton Beach, NY.

Please see the attached Five Year Summary of Operations for selected financial data.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,”“believes,”“should,”“plans,”“anticipates,”“will,”“potential,”“could,”“intend,”“may,”“outlook,”“predict,”“project,”“would,”“estimates,”“likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, prevailing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

-more-

Five-Year Summary of Operations
(In thousands, except per share data and financial ratios)

Set forth below are selected consolidated financial and other data of the Company. The Company’s business is primarily the business of the Bank. This financial data is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Company.

December 31,	2005	2004	2003	2002	2001
Selected Financial Data:
Securities available for sale	$184,178	$204,021	$195,341	$182,416	$127,102
Securities held to maturity	10,012	21,213	14,396	11,023	16,159
Total loans	302,264	296,134	273,188	248,388	215,362
Total assets	533,444	547,200	511,613	463,986	393,523
Total deposits	468,025	469,311	457,159	406,409	357,155
Total stockholders’ equity	46,651	47,213	42,794	39,971	32,861

Year Ended December 31,
Selected Operating Data:
Total interest income	$28,713	$26,923	$25,968	$26,486	$27,009
Total interest expense	4,319	2,351	2,601	4,490	7,868
Net interest income	24,394	24,572	23,367	21,996	19,141
Provision for loan losses	300	300	-	220	323

Net interest income after provision for loan losses	24,094	24,272	23,367	21,776	18,818
Total other income	5,105	5,440	4,716	3,405	2,419
Total other expenses	14,647	13,564	12,997	11,942	11,198

Income before income taxes	14,552	16,148	15,086	13,239	10,039
Provision for income taxes	4,929	5,771	5,488	4,722	3,292
Net income	$9,623	$10,377	$9,598	$8,517	$6,747

December 31,
Selected Financial Ratios and Other Data:
Return on average equity	20.15%	22.82%	22.58%	23.93%	21.41%
Return on average assets	1.76%	1.89%	1.91%	1.90%	1.73%
Average equity to average assets	8.71%	8.30%	8.46%	7.96%	8.06%
Dividend payout ratio (1)	58.88%	43.39%	50.98%	29.57%	34.27%
Diluted earnings per share	$1.53	$1.64	$1.53	$1.37	$1.07
Basic earnings per share	$1.54	$1.66	$1.55	$1.38	$1.07
Cash dividends declared per common share (1)	$0.91	$0.72	$0.78	$0.41	$0.37

(1)	On December 15, 2003, the Company declared a special dividend of approximately $1,660,000, or $0.27 per share.

Amounts have been restated for a three-for-two stock split, in the form of a stock dividend, effective July 9, 2004.